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PRICING SUPPLEMENT NO. 139 DATED              Filed Pursuant to
September 14, 1995 TO PROSPECTUS              Rule 424(b)(5)
DATED March 29, 1994                          File No. 33-51877


                       CMS ENERGY CORPORATION

 General Term Notes (servicemark of J.W. Korth & Company), Series A
             Due 9 Months to 25 Years from date of issue

      Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 29, 1994.

Aggregate Principal Amount:            $   302,000.00
Original Issue Date (Settlement Date)   September 19, 1995
Stated Maturity Date:                   September 15, 1998
Issue Price to Public:                 100.00% of Principal Amount
Interest Rate:                         6.750% Per Annum
Interest Payment Dates:                October 15 and monthly
                                       thereafter Commencing
                                       October 15, 1995
Survivor's Option:                     [ X ] Yes  [   ] No
Optional Redemption:                   [   ] Yes  [ X ] No

      Agent                            Principal Amount of Notes
                                        Solicited by Each Agent
Kemper Securities, Inc.                $  100,000.00
J.W. Korth & Company                   $  202,000.00
      Total                            $  302,000.00

                                         Per Note
                                       Sold by Agents
                                        To Public          Total

Issue Price:                           $1,000.00       $  302,000.00

Agent's Discount or Commission:        $    4.50       $    1,359.00

Maximum Dealer's Discount or
  Selling Concession:                  $   10.50       $    3,171.00

Proceeds to the Company:               $  985.00       $  297,470.00

CUSIP Number:   12589QFY7
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